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                                    NCC FUNDS

                                 Amendment No. 1

                                       to

                              DECLARATION OF TRUST


          I, W. Bruce McConnel, III, do hereby certify as follows:

          1. That I am duly elected Secretary of NCC Funds, a Massachusetts business trust (hereinafter called the "Trust");

          2. That in such capacity I have examined records of actions taken by the Board of Trustees of the Trust;

          3. That the existing trustees of the Trust, duly adopted the following resolutions on September 11, 1987:

          RESOLVED, that pursuant to Section 10.9 of the Trust's Declaration of Trust dated January 28, 1986, Section 8.3 "Quorum and Required Vote," be amended and restated in its entirety as follows:

                 "8.3 QUORUM AND REQUIRED VOTE: At any meeting of the shareholders a quorum for the transaction of business shall consist of a majority of the Shares of each class outstanding and entitled to vote appearing in person or by proxy, PROVIDED that at any meeting at which the only actions to be taken are actions required by the Act to be taken by vote of all outstanding shares of all classes entitled to vote thereon, irrespective of the Shares (without regard to class) entitled to vote thereon, and that at any meeting at which the only actions to be taken shall have been determined by the Board of Trustees to affect the rights of one or more but not all consist of a majority of the outstanding shares of that class of classes so affected, PROVIDED FURTHER that reasonable adjournments of such meeting until a quorum is obtained may be made by vote of the Shares present in person or by proxy.

                 The Trustees shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a vote of all classes of outstanding Shares entitled to vote thereon (irrespective of class), unless the Act or other applicable law or regulations require that the action of the Shareholders be taken by a separate vote of one or more classes, or the Trustees determine that any matter to be submitted to a vote of


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                 Sholderholders affects only the rights or interests of one or more (but not all) classes of outstanding Shares, in which case only the Shareholders of the class or classes so affected shall be entitled to vote thereon.

                 Unless otherwise required by this Declaration of Trust, the Act or other applicable law or regulations, a majority of Shares entitled to vote on any question shall determine such question, except that in the election of Trustees, a plurality of Shares voting, irrespective of class, shall elect a Trustee.";


                 FURTHER RESOLVED, that pursuant to Section 10.9 of the Trust's Declaration of Trust, Subsection A of Section 10.9 be amended and restated in its entirety as follows:

                 "This Declaration of Trust may be amended upon a resolution to that effect being adopted by the Trustees and approved by the affirmative vote of the holders of not less than a majority of the outstanding Shares.";

                 FURTHER RESOLVED, that the foregoing amendments to the Trust's Declaration of Trust be submitted to the Trust's Shareholders for approval, by a separate vote of each class of outstanding Shares, at the Annual Meeeting of the Shareholders of the Trust to be held on January 5, 1988; and

                 FURTHER RESOLVED, that the proper officers of the Trust be, and hereby are, authorized and directed to execute and file with the proper Massachusetts state authorities any and all such documents in the name and on behalf of the Trust, under its seal or otherwise necessary or required to be filed in connection with the above amendments, if approved by the Shareholders at the Annual Meeting, and to do or cause to be done all such other acts and things, as they, or any of them, may deem necessary or desirable to carry out the intent or purpose of the foregoing resolutions.

          4. That the foregoing changes to the Trust's Declaration of Trust were duly approved by the Trust's Shareholders at the Annual Meeting of Shareholders of the Trust held on January 5, 1988; and


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          5.     That the foregoing resolutions remain in full force and
effect as of the date hereof.


Dated:   1/8/88                                      /s/W. Bruce McConnel, III
                                                     --------------------------
                                                     W. Bruce McConnel, III


Subscribed and sworn to before
Me this 5th day of January 1988



/S/ Darschelle A. Rylander
--------------------------
       Notary Public








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